Exhibit 10.37

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

NOTE SUMMARY

Maturity Date:	January 28, 2023

Interest Rate:	10%

Interest Payable:	At maturity

Conversion Events:	●	Automatic conversion on earlier of: (i) IPO; or (ii) Private Sale by Maker of at least $10 million of a single class of equity securities within a 12 month period (each a “Qualified Financing”)

	●	Optional conversion, at election of Investor, at Maturity Date

Conversion Price:	●	Principal and interest convert into equity securities sold in a Qualified Financing at a conversion price equal to 80% of the price of securities sold in such Qualified Financing

	●	On optional conversion, principal and interest convert into equity securities of the Maker at a price equal to the quotient of $200 million divided by the aggregate number of outstanding shares of Maker’s common stock as of the Maturity Date (assuming full conversion of all convertible and exercisable securities then outstanding, other than the Notes)

Sale of Company Option:	In event of sale of the Maker, at Investor’s option: (i) the principal and all accrued interest owing on the note is converted, immediately prior to the sale, into common stock a price equal to the quotient of $200 million divided by the aggregate number of outstanding shares of Maker’s common stock as of immediately prior to the sale of Maker (assuming full conversion of all convertible and exercisable securities than outstanding, other than the Notes); or (ii) the Note is repayable in full at 125% of the principal owing on the Note plus all accrued and unpaid interest

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No. ENS-A-01	$50,000

ENSYSCE BIOSCIENCES, INC.

10.0% CONVERTIBLE PROMISSORY NOTE

Section 1. General.

FOR VALUE RECEIVED, Ensysce Biosciences, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Feliciano Global Enterprises Inc. Hector Feliciano (managing partner), or its registered assigns (the “Investor”), the principal sum of fifty thousand dollars ($50,000) together with interest thereon at a rate equal to 10% per annum, simple interest computed on the basis of the actual number of days elapsed and a year of 365 days. Unless earlier repaid or converted in accordance with the terms hereof, all unpaid principal together with any then unpaid and accrued interest shall be due and payable on January 28, 2023 (the “Maturity Date”); or (ii) when such amounts become due and payable as a result of, and following, an Event of Default in accordance with Section 3. All payments required to be made hereunder, if any, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

Section 2. Prepayment.

Maker may not prepay this Note prior to the Maturity Date without the consent of the Investor.

Section 3. Conversion.

(a) Automatic Conversion. In the event that a Qualified Financing occurs on or before the earlier of (i) the Maturity Date; (ii) the date of repayment in full of this Note; or (iii) a Company Sale, then the outstanding principal balance of, and all accrued and unpaid interest on, this Note shall automatically convert in whole into shares of the class of securities sold by Maker in the Qualified Financing at a conversion price equal to 80% of the price of securities sold in such Qualified Financing.

For purposes hereof: (v) a “Qualified Financing” shall mean an IPO or Private Sale; (w) an “IPO” shall mean an underwritten public offering of Maker common stock at a fixed price immediately after which Maker’s common stock is listed on a U.S. national securities exchange; (x) a “Private Sale” shall mean the sale, in a transaction exempt from registration under the Securities Act of 1933, by Maker of a single class of equity securities consisting of either common stock or a series of preferred stock that is convertible into common stock, in which Maker receives, in a single closing or multiple closings occurring within a twelve month period, at least $10 million in gross proceeds; (y) for purposes of determining the “gross price per share at which such class of securities were sold” in a Private Sale” the weighted average price per share shall be used if the subject securities are sold at other than a single fixed price per share; and (z) all securities issued by Maker pursuant to (I) stock option or other employee benefit arrangements, or (II) the conversion or exercise of securities outstanding prior to the making of this Note, shall be excluded in determining whether a Private Sale has occurred and shall similarly be excluded in calculation of price per share in connection with any Private Sale.

(b) Optional Conversion. In the event that a Qualified Financing is not consummated prior to the Maturity Date, then, at the election of the Investor made at least five days prior to the Maturity Date, effective upon the Maturity Date, the outstanding principal balance and any unpaid accrued interest under this Note shall be converted into shares of common stock of Maker at a conversion price equal to the quotient of $200 million divided by the aggregate number of outstanding shares of Maker’s common stock as of the Maturity Date (assuming full conversion of all convertible and exercisable securities then outstanding, other than the Notes).

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(c) Conversion Mechanics

(i) Upon the closing of a Qualified Financing or, in the event of an optional conversion pursuant to Section 3(b) of this Note, on the Maturity Date, (A) this Note, and all accrued interest thereon, shall be immediately and automatically converted into shares of Maker equity securities as described in Section 3(a) or 3(b), as the context requires; (B) Maker shall promptly notify the Investor in writing, as the context requires, of the occurrence of the Qualified Financing, the conversion of the Note, the calculation of the conversion price and the number and nature of the securities received upon conversion; and (C) the Investor shall have no further rights under this Note other than the right to receive the securities issuable upon conversion.

(ii) No fractional shares of securities shall be issued upon conversion of this Note. Fractional shares otherwise issuable on conversion shall be rounded up or down to the nearest whole number of shares based on normal rounding conventions. Upon conversion of this Note, the Investor shall surrender this Note, duly endorsed, at the principal office of Maker. At its expense, Maker shall, as soon as practicable following conversion pursuant to Section 3 issue and deliver to the Investor a certificate or certificates for the number of shares of securities to which the Investor shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Maker).

(iii) Maker shall at all times reserve and keep available, out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of its capital stock as shall from time to time be sufficient to effect the conversion of this Note.

EXAMPLE:	In the event that (1) Maker carries out an IPO of its common stock at $10 per share after which the common stock is listed on the New York Stock Exchange (or Maker raises at least $10 million in a Private Sale within a 12-month period), and (2) the Investor holds a Note in the principal amount of $200,000 and having $20,000 of accrued interest; then, immediately upon closing of the IPO (or upon receipt of $10 million from the Private Sale), the entire $220,000 owing under the Note will automatically convert into shares of common stock at a conversion price of $8.00 per share resulting in the issuance to the Investor of 27,500 shares of Maker common stock.

Section 4. Company Sale

(a) Investor Option. In the event that a Company Sale occurs on or before the earlier of (i) the Maturity Date; (ii) the date of repayment in full of this Note; or (iii) conversion of this Note pursuant to Section 3, then the Investor shall have the option, at its sole election, to either:

(i) Call (the “Call Option”) the Note for repayment at a price equal to the sum of (A) 125% of the principal amount of the Note then owing, plus (B) all accrued and unpaid interest owing with respect to the Note (in aggregate, the “Call Price”); or

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(ii) Convert (the “Company Sale Conversion Option”) the entire principal amount owing on the Note, together with all accrued and unpaid interest on the Note, into common stock of Maker at a conversion price (the “Company Sale Conversion Price”) equal to the quotient of $200 million divided by the aggregate number of outstanding shares of Maker’s common stock as of immediately prior to the closing of the Company Sale (assuming full conversion of all convertible and exercisable securities then outstanding, other than the Notes).

For purposes hereof, a “Company Sale” shall mean (x) a sale by Maker of all or substantially all of its assets; or (y) any merger or consolidation of Maker with or into any other entity (excluding any merger, consolidation or reorganization in which the stockholders of Maker immediately prior to such transaction continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportion immediately after the transaction); or (z) any transaction or series of related transactions to which Maker is a party in which in excess of 50% of Maker’s voting power is transferred; provided, however, that a Company Sale shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by Maker or indebtedness of Maker is cancelled or converted.

(b) Company Sale Mechanics.

(i) At least 5 business days prior to the anticipated closing of a Company Sale, Maker shall provide to the Investor written notice of such proposed Company Sale, which notice shall include, (A) a description of the nature of the Company Sale, including but not limited to a copy of written materials, if any, provided to other security holders of Maker in soliciting their approval of the Company Sale; (B) a description of the securities or other property to be held by the Investor following the Company Sale in the event that the Investor elects the Company Sale Conversion Option; and (C) the anticipated closing date (the “Company Sale Date”) of the Company Sale.

(ii) The Investor shall, at least 1 business day prior to the Company Sale Date, notify Maker as to whether it is electing the Call Option or the Company Sale Conversion Option. In the event that the Investor fails to notify Maker of its election under Section 4(a), Maker shall have the right and authority to select either of such options as it, in its sole discretion, shall choose, in which case, it shall promptly notify the Investor of its election.

(iii) If the Investor elects the Call Option (or if Maker elects the Call Option pursuant to Section 4(b)(ii)), prior to, and as a condition of, closing of the Company Sale, Maker shall pay to the Investor the Call Price, upon payment of which this Note shall be deemed paid in full and all rights of the Investor under this Note shall terminate.

(iv) If the Investor elects the Company Sale Conversion Option (or if Maker elects the Company Sale Conversion Option pursuant to Section 4(b)(ii)), (A) immediately prior to, and as a condition of, closing of the Company Sale, the principal amount owing under this Note, together with all accrued and owing interest on this Note, shall be converted into shares of common stock of Maker at the Company Sale Conversion Price; (B) upon closing of the Company Sale, the Investor shall (x) be entitled to such rights as may accrue to the holders of common stock of Maker in the Company Sale; and (y) have no further rights under this Note.

(v) The provisions of Sections 3(c)(ii) and (iii) shall apply to Section 4.

(vi) As a condition of the Investor’s purchase of this Note, Maker shall include in any agreement pertaining to a proposed Company Sale a requirement that the surviving company of such transaction will assume the conversion obligations under this Note and reserve and keep available, out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of shares of its capital stock as shall from time to time be sufficient to effect the conversion of this Note.

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Section 5. Defaults.

(a) Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) Maker shall fail to pay (i) when due any principal or interest payment hereof on the due date hereunder; or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of Maker’s receipt of Investor’s written notice to Maker of such failure to pay; or

(ii) Maker shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 5(a)) and such failure shall continue for ten (10) days after written notice thereof is delivered to Maker; or

(iii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (B) be unable, or admit in writing its inability, to pay its debts generally as they mature; (C) make a general assignment for the benefit of its or any of its creditors; (D) be dissolved or liquidated in full or in part; (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (F) take any action for the purpose of effecting any of the foregoing; or

(iv) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

(b) Rights Of Investor Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 5(a)(iii) or (iv) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to Maker, declare all outstanding amounts payable by Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(a)(iii) or (iv) hereof, immediately and without notice, all outstanding amounts payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

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Section 6. Ranking.

This Note is one of a series of Convertible Promissory Notes having substantially identical terms to those set forth herein, and bearing the designation “CS-A-#” (each such Note being a “Note” and, collectively, the “Notes”). Each of the Notes is an unsecured general obligation of Maker.

Section 7. Amendments.

This Note may not be amended without the express written consent of both Maker and Investors holding a majority in outstanding principal amount of all then outstanding Notes (excluding Notes held by Ensysce).

Section 8. Governing Law.

This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws of the State of California or any other state). Any action to enforce the terms of this Note shall be exclusively brought in the state and/or federal courts in San Diego County, California.

Section 9. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the day of transmission, if such transmission (i) is by means of email; (ii) is completed on or before 5:00 p.m. (Eastern time); and (iii) is emailed to the address specified in this Section; (b) the next Business Day after the date of transmission, if such notice (i) is by means of email; (ii) is completed (A) on a day that is not a Business Day; or (B) later than 5:00 p.m. (Eastern time) on any Business Day; and (iii) is emailed to the addressed specified in this Section; (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified; or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to Maker:	Ensysce Biosciences, Inc. 6019 Folsom Dr. La Jolla, California 92037 Attn: Dr. Lynn Kirkpatrick Email: lkirkpatrick@ensysce.com

If to an Investor:	To the Investors address set forth on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such person.

Section 10. Successors and Assigns.

The rights and obligations of Maker and the Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Except as otherwise provided for herein, notwithstanding the foregoing, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by (i) Maker, without the prior written consent of the Investor; or (ii) by the Investor without the prior written consent of Maker and subject to compliance with applicable federal and state securities laws, including such reasonable requirements as may be determined by counsel to Maker.

Section 11. No Rights of Stockholders.

Except as otherwise provided herein, this Note shall not entitle the Investor to any of the rights of a stockholder of Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of Maker, unless and to the extent converted into shares of stock in accordance with the terms hereof.

Section 12. Entire Agreement.

This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof.

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized officer as of the date indicated below.

Date: January 28, 2021	ENSYSCE BIOSCIENCES, INC.

	By:	/s/ Lynn Kirkpatrick
	Name:	Dr. Lynn Kirkpatrick
	Title:	Chief Executive Officer

Note No.	ENS-A-01
Amount:	$50,000
Investor Name:	Feliciano Global Enterprises Inc.
Address:

Telephone No.:
Email:

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